EXHIBIT 11.1
                       PLAY BY PLAY TOYS & NOVELTIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                           FISCAL QUARTER
                                                           ENDED OCTOBER 31,
                                                        ------------------------
                                                           1997          1996
                                                        ----------    ----------
PRIMARY:

Average shares outstanding .........................     4,903,078     4,841,100

Dilutive effect of stock options and warrants ......       444,574          --
                                                        ----------    ----------
Weighted average number of common
  and common equivalent shares .....................     5,347,652     4,841,100
                                                        ==========    ==========
Net income .........................................    $3,457,308    $1,445,917
                                                        ==========    ==========
Earnings per share: ................................    $     0.65    $     0.30
                                                        ==========    ==========
Fully Diluted:

Average shares outstanding .........................     4,903,078     4,841,100

Assumed conversion of Convertible Subordinated
  Debentures .......................................       882,353          --

Dilutive effect of stock options and warrants ......       514,267          --
                                                        ----------    ----------
Weighted average number of common
  and common equivalent shares .....................     6,299,698     4,841,100
                                                        ==========    ==========
Net income .........................................    $3,457,308    $1,445,917
Interest on convertible debt, net of tax ...........       185,490          --
                                                        ----------    ----------
Net income applicable to common stock ..............    $3,642,798    $1,445,917
                                                        ==========    ==========
Earnings per share: ................................    $     0.58    $     0.30
                                                        ==========    ==========